EXHIBIT 10.2

            Amendment to Loan and Security Agreement dated March 21, 2001


As of March 21, 2001

K-Tronik Int'l Corporation
290 Vincent Avenue
Hackensack, New Jersey 07601

Re:  Loan and Security Agreement dated as of September 17,
     1998 (said agreement as amended or modified from time to time the "Loan Agreement")

Gentlemen:

     This is to confirm our approval of your request for three
(3) month extension of the term of the One Million Five Hundred Thousand Dollar ($1,500.000.00) revolving credit facility provided for in the Loan Agreement and to modify certain sections of the Loan Agreement. Accordingly, we have agreed to the following modifications to the Loan Agreement:

     (A)  The definition of Termination Date as set forth in
Section 1.1 of the Loan Agreement is hereby modified to read as follows:

Termination Date. means (a) June 30, 2001, unless such date is extended pursuant to section 3.1 hereof, and if so extended on one or more occasions the last date of the last such extension, or (b) if earlier terminated by BACC pursuant to section 9.1 hereof, the date of such termination.

     (B) Section 2.9 of the Loan Agreement is hereby modified to read as follows.

2.9 Field Examination Fee. Borrower agrees to pay to BACC a fee (Field Examination Fee) in an amount equal to Seven
Hundred Fifty Dollars ($750.00) per day per examiner plus out of pocket expenses for each examination of Borrower's
Books or the other Collateral performed by BACC or its designee.

     In consideration of BACC's entry into this letter agreement, the Borrower shall, contemporaneous with the execution hereof, pay to BACC an extension fee of Fifteen Thousand Dollars
($15,000.00).

     Our approval shall not constitute a waiver of any Events of Default, if any so exist, or any future violation of any provisions of the Loan Agreement or any other Loan Documents.

     By your execution hereof Borrower agrees to pay all costs and expenses, including reasonable attorneys fees and disbursements, incurred by BACC in connection with the preparation of this letter agreement and the other documents created in connection herewith. Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meaning ascribed to such terms in the Loan Agreement. Your execution shall also act as your representation that the execution of this letter agreement has been authorized by all required corporate action, that this letter agreement constitutes the valid and binding obligation of the Borrower, is enforceable in accordance with its terms and that no material adverse change in the financial condition of the Borrower has occurred and the Borrower's reaffirmation of its grant to BACC of a lien on the Collateral.

     Except as herein set forth, the Loan Agreement and all other Loan Documents shall remain in full force and effect. Our agreement as aforesaid is subject to your written agreement with the terms hereof by signing and returning a copy hereof where so indicated below, along with the enclosed Extension Promissory Note and by the written consent of guarantors and subordinator, where so indicated below. This letter may be executed in counterparts.

                              BUSINESS ALLIANCE CAPITAL CORP.


                              By:  "William Seibold"
                              Name: William Seibold
                              Title: Senior Vice President


Agreed to

K-Tronik Int'l. Corporation


By:   "Robert Kim"
Name:  Robert Kim
Title:  President


     The undersigned, guarantor of the Liabilities of the Borrower to BACC, hereby consents to the above letter and agrees that same shall not affect his Individual Guaranty dated as of as of September 17, 1998, which guaranty remains in full force and effect.

                                        "Robert Kim"
                                         Robert Kim

     The undersigned, a subordinating creditor in favor of BACC, of the obligations of Borrower to the undersigned, hereby consents to the above letter and agrees that same shall not affect its Debt Subordination Agreement dated as of as of March 14, 2001, which Debt Subordination Agreement remains in full force and effect.


                                        Eiger Technologies, Inc.


                                        By: "Gerry Racicot"
                                        Title: President and Director